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Exhibit 23

Consent of Independent Auditors

We consent to the inclusion in Amendment No. 1 to First Patriot Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91730) pertaining to the First Patriot Bankshares Corporation 401 (k) Profit Sharing Plan and Trust of our report dated July 10, 1997 with respect to financial statements and schedules of the First Patriot Bankshares Corporation 401(k) Profit Sharing Plan and Trust for the years ended December 31, 1995 and 1996.


D.R. Maxfield & Company
July 10, 1997